Petro River Announces Reverse Split of Common Stock

New York, New York – December 7, 2015. Petro River Oil Corp. (ticker: PTRC) (“Petro River” or the “Company”), an exploration and development energy company focused on applying modern technologies to oil and gas assets, announced that it effected a one (1) for two hundred (200) reverse split of its issued and outstanding common stock (the "Reverse Split") as a step toward the Company's intention to have its common stock listed on the NYSE MKT. The Company’s common stock will begin trading on a post-split basis on December 7th (the “Effective Date”).

The reverse stock split was approved by the Company's shareholders at the Company’s annual meeting of shareholders on July 8, 2015 and the specific ratio was subsequently determined at a meeting of the company's Board of Directors on November 11, 2015. Following the filing of an amendment to the Company’s Certificate of Incorporation with the Delaware Secretary of State on December 1,2015, each 200 shares of issued and outstanding common stock were converted into one share of common stock. On the Effective Date, the Company's common stock will begin trading under a new CUSIP number (71647K303). The Company's ticker symbol, "PTRC", will remain unchanged; however, the ticker symbol will be represented as "PTRCD" for 20 trading days commencing on the Effective Date to designate the Reverse Split.

"We view the Reverse Split as an important step in Petro River’s corporate development and intention to have our common stock listed on the NYSE MKT" said Stephen Brunner, President of Petro River.

As a result of the Reverse Split, the number of outstanding common shares will be reduced from 851,901,079 to 4,259,506, subject to adjustment for fractional shares. No fractional shares are to be issued, with fractional shares of common stock to be rounded up to the nearest whole share. It is not necessary for shareholders holding shares of the Company's common stock in certificated form to exchange their existing stock certificates for new stock certificates of the Company in connection with the Reverse Split, although shareholders may do so if they wish. Shareholders should direct any questions concerning the Reverse Split to their broker or the Company's transfer agent, Computershare, at 604-661-9408.

About Petro River

Petro River Oil Corp. (OTCBB: PTRC) is an independent exploration and development company focused on applying modern technologies to oil and gas assets. Petro River’s core holdings are in the

Midcontinent region in Oklahoma. Petro River utilizes its expertise in the region and globally to exploit hydrocarbon-prone resources to build reserves and create value for the company and its shareholders. The company also wholly owns Petro Spring, a technology focused business.  For more information, please visit our website: www.petroriveroil.com

Forward-Looking Statements

This news release contains forward-looking and other statements that are not historical facts. Readers are cautioned not to place undue reliance on forward-looking statements, as there can be no assurance that the plans, intentions or expectations upon which they are based will occur. By their nature, forward-looking statements involve numerous assumptions, known and unknown risks and uncertainties, both general and specific, that contribute to the possibility that the predictions, forecasts, projections and other forward looking statements will not occur, which may cause actual performance and results in future periods to differ materially from any estimates or projections of future performance or results expressed or implied by such forward looking statements.  These forward looking statements, projections and statements are subject to change and could differ materially from final reported results. For a discussion of such risks and uncertainties, see “Risk Factors” in Petro River’s annual report on Form 10-K, its quarterly report on Form 10-Q, and its other reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.   Petro River assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable securities law. Additionally, Petro River undertakes no obligation to comment on the expectations of, or statements made, by third parties in respect of the matters discussed above.